EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-36330 and 33-41313) pertaining to the Bairnco Corporation 401(k) Savings Plan and Trust of our report dated June 21, 2004, with respect to the financial statements and schedules of the Bairnco Corporation 401(k) Savings Plan and Trust included in this Annual Report (Form 11-K) for the years ended December 31, 2003 and 2002.

Tampa, FL

June 28, 2004

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